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                                                                      EXHIBIT 11

               SERVICE MERCHANDISE COMPANY, INC. AND SUBSIDIARIES
              COMPUTATION OF EARNINGS PER COMMON SHARE (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


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                                                        DECEMBER 29          DECEMBER 31           JANUARY 1
                                                           1996                 1995                  1995
                                                        -----------          -----------           ---------
PRIMARY

Earnings before extraordinary loss                       $ 39,330             $ 50,325             $  61,570

Extraordinary loss from early extinguishment of debt,
  net of tax benefit of $3,462 in fiscal 1994                --                   --                  (5,415)
                                                         --------             --------             ---------
Net earnings                                             $ 39,330             $ 50,325             $  56,155
                                                         ========             ========             =========

Shares:
  Weighted average common shares outstanding               99,209               99,059                98,549
  Weighted average shares of restricted
    stock outstanding                                         521                  627                   883

  Additional shares assuming exercise of stock options        596                1,771                 1,941
                                                         --------             --------             ---------
  Weighted average common shares and common
    share equivalents outstanding - primary               100,326              101,457               101,373
                                                         ========             ========             =========

Earnings before extraordinary loss                       $   0.39             $   0.50             $    0.61

Extraordinary loss from early extinguishment of debt,
  net of tax benefit                                         --                   --                   (0.06)
                                                         --------             --------             ---------
Primary net earnings per common share                    $   0.39             $   0.50             $    0.55
                                                         ========             ========             =========

ASSUMING FULL DILUTION

Earnings before extraordinary loss                       $ 39,330             $ 50,325             $  61,570

Extraordinary loss from early extinguishment of debt,
  net of tax benefit of $3,462 in fiscal 1994                --                   --                  (5,415)
                                                         --------             --------             ---------
Net earnings                                             $ 39,330             $ 50,325             $  56,155
                                                         ========             ========             =========

Shares:
  Weighted average common shares outstanding               99,209               99,059                98,549
  Weighted average shares of restricted
    stock outstanding                                         521                  627                   883
  Additional shares assuming exercise of stock options        625                1,798                 1,954
                                                         --------             --------             ---------
  Weighted average common shares and common
    share equivalents outstanding - fully diluted         100,355              101,484               101,386
                                                         ========             ========             =========

Earnings before extraordinary loss                       $   0.39             $   0.50             $    0.61

Extraordinary loss from early extinguishment of debt,
  net of tax benefit                                         --                   --                   (0.06)
                                                         --------             --------             ---------
Fully diluted net earnings per common share              $   0.39             $   0.50             $    0.55
                                                         ========             ========             =========
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